EXHIBIT T3E.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------x

In re                                :    Chapter 11 Case Nos.
                                          93 B 44468 (JLG)
METALLURG, INC. AND                  :    93 B 44469 (JLG)
SHIELDALLOY METALLURGICAL
CORPORATION,                         :    (Jointly Administered)

            Debtors.                 :

-------------------------------------x

               SUPPLEMENT TO SECOND AMENDED AND RESTATED JOINT
                 DISCLOSURE STATEMENT DATED DECEMBER 18, 19961

The Debtors hereby Supplement the Second Amended and Restated Joint Disclosure Statement dated December 18, 1996 as follows:

      Metallurg, Inc. ("Metallurg") and Shieldalloy Metallurgical Corporation ("Shieldalloy"), the debtors and debtors in possession in the above-captioned cases on or before December 30, 1996 mailed to all creditors and parties in interest the Debtors' Second Amended Joint Disclosure Statement dated December 18, 1996 (the "Disclosure Statement") and the Debtors' Fourth Amended and Restated Joint Plan of Reorganization dated December 18, 1996 (the "Plan").

      Sections 1.50, 5.14(b) and 11.3 of the Plan have been supplemented and modified as annexed hereto as Exhibit A. The foregoing supplement reflects the following facts:

      1. The FPS Settlement was based upon the assumption that in the event a Non-Settling Former Preferred Stockholder subsequently enters into a settlement agreement with the Committee and Metallurg which is economically better than the FPS Settlement, then any Former Preferred Stockholder who elected into the FPS Settlement and who is similarly situated to the Non-Settling Former Preferred Stockholder with respect to the timing of the redemption of Old Preferred Stock and any payments made in connection therewith will be

--------
(1) All capitalized terms not otherwise defined herein shall have their meaning as set forth in the Disclosure Statement or Plan.

            entitled to the same treatment under any settlement entered into between the Committee, Metallurg or Reorganized Metallurg and the Non-Settling Former Preferred Stockholder.

      2. In the event incremental distributions must be made to those individuals who elected into the FPS Settlement, see ss. 5.14(b) of the Plan, as modified, the distribution of Cash, New Secured Notes and New Common Stock to holders of Allowed Claims in Class 4A of the Plan on the Effective Date will be reduced on a pro rata basis.

      In the event you are a holder of an Allowed Claim in Class 4A or 4B of the Plan and already submitted a Ballot prior to having received this Supplement, you may change your vote. Should you wish to change your vote, please contact the Balloting Agent at Georgeson & Company Inc., 88 Pine Street, 30th Floor, Wall Street Plaza, New York, New York 10005, (800) 223-2064 (Telephone) or (212) 440-9009 (Fax) and a new ballot will be provided to you which will be required to be received, by mail or by courier, no later than February 17, 1997, 5:00 P.M. (EST) (the "Extended Voting Deadline"). If you do not change your vote prior to the Extended Voting Deadline, then your vote will be counted as originally cast. In the event you are a Former Preferred Stockholder and you already accepted or rejected the FPS Settlement prior to having received this Supplement, you may change your election on or prior to the Extended Voting Deadline.

Dated:  New York, New York
         January 24, 1997

                                    METALLURG, INC.


                                    By:     /S/ Eric L. Schondorf
                                       ----------------------------
                                          Name:  Eric L. Schondorf
                                          Title:  Vice President and
                                                 General Counsel

                                    SHIELDALLOY METALLURGICAL
                                       CORPORATION


                                    By:   /S/ Barry C. Nuss
                                       ----------------------------
                                          Name:  Barry C. Nuss
                                          Title:  Secretary



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


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------x

In re                                :    Chapter 11 Case Nos.
                                          93 B 44468 (JLG)
METALLURG, INC. AND                  :    93 B 44469 (JLG)
SHIELDALLOY METALLURGICAL
CORPORATION,                         :    (Jointly Administered)

            Debtors.                 :

-------------------------------------x


           SUPPLEMENT TO DEBTORS' FOURTH AMENDED AND RESTATED
          JOINT PLAN OF REORGANIZATION DATED DECEMBER 18, 1996


The Debtors hereby supplement and modify the Fourth Amended and Restated Joint Plan of Reorganization dated December 18, 1996 as follows:

      After Section 1.50 the following paragraph should be added:

      Section 1.50A. FPS Claims means those Claims scheduled by Metallurg on behalf of, or filed by, Former Preferred Stockholders on account of the Old Preferred Stock issued by Metallurg.

      Section 5.14(b) should be modified after the last sentence set forth therein to include the following:

            In the event any Non-Settling Former Preferred Stockholder enters into an agreement with the Committee, and Metallurg or Reorganized Metallurg, which settles an FPS Claim asserted by the Non-Settling Former Preferred Stockholder and such agreement provides economic treatment to such FPS Claim that is better than the treatment provided for FPS Claims settled under the FPS Settlement, then any Former Preferred Stockholder who elected into the FPS Settlement and who is similarly situated to the Non-Settling Former Preferred Stockholder with respect to the timing of the redemption of Old Preferred Stock and any payments made in connection therewith will be entitled to the same pro rata amount of Cash, New Secured Notes and New Common Stock (the "Incremental FPS Settlement Payment") provided for under the settlement entered into between the Committee, Metallurg or Reorganized Metallurg and the Non-Settling Preferred Stockholder with respect to an FPS Claim.

      Section 11.3 should be modified after the last paragraph set forth therein to provide:

            (d) In the event the Committee's objection to any Non-Settling Preferred Stockholder FPS Claim remains pending before the Bankruptcy Court as of the Effective Date and has not other-wise been resolved through a decision rendered by the Court, Reorganized Metallurg shall reserve on account of future Incremental FPS Settlement Payments (as defined in Section 5.14(b) of the Plan, as modified), an amount of Cash, New Secured Notes and New Common Stock to be determined and disclosed by the Committee and Metallurg on or before the Confirmation Date of the Plan.

Dated:  New York, New York
       January 24, 1997

                                          METALLURG, INC.


                                          By:    /S/ Eric L. Schondorf
                                                ----------------------------
                                                Name:  Eric L. Schondorf
                                                Title: Vice President and
                                                        General Counsel

                                          SHIELDALLOY METALLURGICAL
                                              CORPORATION


                                          By:   /S/ Barry C. Nuss
                                                ----------------------------
                                                Name:  Barry C. Nuss
                                                Title: Secretary

John J. Rapisardi, Esq.
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8568
Attorneys for the Debtors in Possession



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